EXHIBIT 10.39


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, (A) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER, AND (B) EXCEPT AS OTHERWISE PERMITTED BY THE TERMS OF THIS NOTE.


                       SECURED PROMISSORY NOTE

                             $5,000,000

                         September 30, 2007


1. PRINCIPAL AMOUNT. For value received, TRINITY SPRINGS, INC., formerly known as TSL Acquisition Corp. (hereinafter referred to as "Maker"), unconditionally promises to pay to the order of CRYSTAL PARADISE HOLDINGS, INC., an Idaho corporation, also known as Trinity Springs, Ltd. ("CPH") at c/o Hawley Troxell Ennis & Hawley LLP,
Attention: Thomas Chandler, 877 W. Main St., Suite 1000, Boise, ID 83702, or to such other place and in such other manner as CPH may from time to time designate, the principal sum of the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00).

2. INTEREST. Interest shall accrue on the unpaid principal amount hereof from the date hereof at the rate of five percent (5%) per annum, compounded annually.

3. POST MATURITY INTEREST; COMPUTATION OF INTEREST. Any amount of principal and/or interest hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal and/or interest amount is paid in full, payable on demand, at an interest rate which is one percent (1%) per annum in excess of the rate of interest otherwise payable under this Note. Interest shall be computed on the basis of a year of 365 days or the actual number of days elapsed. No provision of this Note shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is herein or in such other instrument provided for, or shall be adjudicated to be so provided for herein or in such other instrument, Maker shall not be obligated to pay such interest in excess of the maximum amount permitted by law and the right to demand the payment of any such excess shall be and hereby is waived. This provision shall control any other provision of this Note or such other instrument. If any such excess interest shall have been paid by Make it shall automatically be treated as a permitted additional prepayment of principal.

4. PAYMENTS. The principal sum and accrued interest thereon shall be due and payable in full on the fifth anniversary of the date of this Note. Payments shall be credited first to interest and then to principal.

5. PREPAYMENT. All of any portion of the indebtedness evidenced hereby may be prepaid at any time without premium or penalty.

6. SETTLEMENT AGREEMENT. This Note is being executed pursuant to that certain Mutual Release and Settlement Agreement of even date herewith (the "Settlement Agreement"), by and among Maker, CPH, and AMCON Distributing Co. ("AMCON"), pursuant to which Maker, CPH, and AMCON have agreed to settle certain outstanding claims, terminate the Asset Purchase Agreement, cancel the 3-Year Note and 10-Year Note in exchange for the issuance of this Note and the option to acquire substantially all of the assets of Maker, and certain other actions as further outlined therein. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Settlement Agreement.

7.  SECURITY.  Maker's obligations under this Note shall be secured by
(i) certain of the Assets pursuant to that certain Security Agreement dated June 17, 2004 between Maker and CPH (the "Security Agreement") and (ii) the Real Property pursuant to that certain Mortgage dated June 17, 2004 executed by Maker in favor of CPH.

8. GUARANTY. Maker's obligations under this Note shall be guaranteed by AMCON pursuant to that certain Guaranty and Suretyship Agreement dated June 17, 2004, and amended September 30, 2007 (the "Guaranty") executed by AMCON in favor of CPH.

9. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

a. Maker shall fail to pay any amount under this Note when due, whether at maturity, by acceleration or otherwise, and such failure continues for five (5) days after CPH provides written note of such failure to Maker;

b. Maker or AMCON shall fail to perform its obligations under Section 2.1(h) or Article 6 of the Settlement Agreement and such breach and/or failure continues for thirty (30) days after CPH provides written notice of such breach and/or failure to Maker or AMCON;

c.  any representation, warranty, or covenant of Maker made in this
Note is or shall become incorrect or misleading in any material respect, and such breach and/or failure continues for thirty (30) days after CPH provides written notice of such breach and/or failure to Maker;

d. any representation, warranty, or covenant of AMCON under the Guaranty is or shall become incorrect or misleading in any material respect, and such breach and/or failure continues for thirty (30) days after CPH provides written notice of such breach and/or failure to Maker; or

e. Maker shall, except as may be expressly contemplated in the Settlement Agreement or consented to in writing by CPH: (i) file any proceeding in bankruptcy or reorganization; (ii) make an assignment for the benefit of creditors; or (iii) fail to vacate, discharge or dismiss within ninety (90) days of its initiation either: (x) the filing of a proceeding in bankruptcy against it; or (y) the appointment of a receiver or trustee for all or any part of Maker's assets or property.

10. REMEDIES. Upon the occurrence of an Event of Default, CPH at its option will have all rights and remedies of a secured party under the Uniform Commercial Code of the State of Idaho ("UCC"), and other applicable laws. In addition to the foregoing rights and remedies, upon the occurrence of an Event of Default, CPH shall have the right to declare all amounts due hereunder to be immediately due and payable, whereupon all such amounts shall become due and payable, without further notice, demand, or presentment of any kind. Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees, incurred by CPH on account of such collection, whether or not suit is filed hereon.

11.  MISCELLANEOUS.

a. Maker waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note.

b. The time of payment of this Note may be extended from time to time without notice to Maker, endorsers, guarantors, sureties and all other parties liable for payment of any sum or sums due or to become due under the terms of this Note. No extension of the time for the payment of this Note made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change, or affect the original liability under this Note, either in whole or in part, of Maker hereunder or any other person now or hereafter liable for the payment of this Note who is not a party to such agreement.

c. If any one or more of the covenants, agreements, terms or provisions contained in this Note shall be invalid, illegal, or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein shall be in no way affected, prejudiced, limited, or impaired thereby.

d. Maker agrees that this Note shall be deemed to have been made under and shall be governed by, and construed in accordance with, the laws of the state of Idaho (without regard to its conflicts of law rules) in all respects, including, without limitation, matters of construction, validity, and performance, and that none of its terms or provisions may be waived, altered, modified, or amended except as the parties may consent thereto in a writing duly signed by both parties.

e. The headings, titles, and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. The term "Maker" as defined herein includes the heirs, personal representatives, successors and assigns of Maker.

f. CPH, as the holder of this Note, and any subsequent holder of this Note, shall not sell, pledge, hypothecate, donate, or otherwise transfer or convey, whether or not for consideration, to any person, any interest in this Note representing less than the entire amount of this Note and the entire amount of indebtedness evidenced by this Note, but rather, any holder of this Note may only sell, pledge, hypothecate, donate, or otherwise transfer or convey such holder's entire interest in this Note representing the entire amount of this Note and the entire amount of indebtedness evidenced by this Note.


IN WITNESS WHEREOF, Maker has executed and delivered this Note on the day and year first above written.


MAKER:

TRINITY SPRINGS, INC.,
a Delaware corporation

/s/ Andrew C. Plummer
President and Secretary